One Financial Center Boston, MA 02111 617 542 6000 mintz.com
Exhibit 5.1

February 24, 2026
Myriad Genetics, Inc.
322 North 2200 West
Salt Lake City, UT 84116
Ladies and Gentlemen:

We have acted as legal counsel to Myriad Genetics, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the following:

(i)common stock, $0.01 par value per share (the “Common Stock”);

(ii)preferred stock, $0.01 par value per share (the “Preferred Stock”);

(iii)depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), which may be issued pursuant to one or more depositary agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and one or more bank or trust companies to be named in the applicable Deposit Agreement;

(iv)debt securities which may be issued in one or more series (“Debt Securities”) under an indenture (the “Indenture”) proposed to be entered into by the Company and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement; and

(v)warrants to purchase Common Stock, Preferred Stock, and/or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”).

The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities and the Warrants are collectively referred to herein as the “Securities.” The Registration Statement relates to the registration of the Securities to be offered and sold by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The maximum aggregate public offering price of the Securities being registered is $200,000,000. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.
In connection with this opinion, we have examined the Company’s restated certificate of incorporation, as amended (the “Certificate of Incorporation”), and restated bylaws (the “Bylaws”), each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

MINTZ
February 24, 2026

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.
In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.
The opinions set forth below are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.
We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Indenture will be duly authorized, executed, and delivered by the trustee thereunder and the Warrant Agreement and Deposit Agreement will be duly authorized, executed, and delivered by the warrant agent and depositary, respectively, thereunder. With respect to our opinion as to the Common Stock and Securities convertible into or exercisable for shares of Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance under the Company’s Certificate of Incorporation as then in effect and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock, Debt Securities convertible into Common Stock or Warrants exercisable for Common Stock) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock and Securities convertible into or exercisable for shares of Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock, Warrants exercisable for Preferred Stock) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants and Depositary Shares offered under the Registration Statement, and the related Warrant Agreement and Deposit Agreement will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.
It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is effective under the Securities Act.
Our opinion is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

BOSTON LOS ANGELES MIAMI NEW YORK SAN DIEGO SAN FRANCISCO TORONTO WASHINGTON MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ
February 24, 2026

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
Based upon the foregoing, we are of the opinion that:
1.With respect to the Common Stock, when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Common Stock are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable shares of Common Stock, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s then operative Certificate of Incorporation and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the applicable Common Stock has been issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

2.With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable shares of Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable shares of Preferred Stock, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) an appropriate Certificate or Certificates of Amendment or Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of the State of Delaware prior to the issuance of the Preferred Stock, (vi) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s then operative Certificate of Incorporation and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

BOSTON LOS ANGELES MIAMI NEW YORK SAN DIEGO SAN FRANCISCO TORONTO WASHINGTON MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ
February 24, 2026

3.With respect to the Depositary Shares, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate prospectus supplement with respect to the applicable Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iv) if the applicable Depositary Shares are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Depositary Shares, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the Deposit Agreement relating to the applicable Depositary Shares, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed, and delivered, (vi) an appropriate Certificate or Certificates of Amendment or Designation relating to a class or series of the applicable Preferred Stock have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware prior to this issuance of the applicable Depositary Shares in conformity with the Company’s then operative Certificate of Incorporation and Bylaws, (vii) the terms of the applicable Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (viii) the depositary receipt evidencing the applicable Depositary Shares have been duly executed and countersigned in accordance with the Deposit Agreement and the applicable Depositary Shares have been issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (ix) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Depositary Shares will be validly issued, fully paid and nonassessable.

4.With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Indenture has been duly authorized, executed and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Debt Securities are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Debt Securities, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement and the prospectus included therein, (viii) the Indenture relating to the applicable Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended, and (ix) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Debt Securities will constitute valid and legally binding obligations of the Company.

BOSTON LOS ANGELES MIAMI NEW YORK SAN DIEGO SAN FRANCISCO TORONTO WASHINGTON MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ
February 24, 2026

5.With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Warrant Agreement relating to the applicable Warrants, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed, and delivered by the Company, (iv) an appropriate prospectus supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Warrants, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Current Report on Form 8-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the applicable Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the applicable Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company.
We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

BOSTON LOS ANGELES MIAMI NEW YORK SAN DIEGO SAN FRANCISCO TORONTO WASHINGTON MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.